EXHIBIT 5.01



                                                             Ampex Corporation
                                                                  401 Broadway
                                                      Redwood City, California
                                                                    94063-3199
                                                        Telephone 415 367-2011



June 10, 1996



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Subject:  Ampex Corporation

Ladies and Gentlemen

This opinion in provided in connection with a Form S-8 Registration Statement (the "Registration Statement") being filed by Ampex Corporation (the "Company") on or about June 10, 1996. The Registration Statement relates to the registration of 2,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares"). The Shares have been reserved for issuance upon exercise of stock options and stock appreciation rights under the Company's 1992 Stock Incentive Plan, as amended through June 7, 1996 (the "Plan").

For purposes of this opinion, I have examined copies of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date, (iii) the By-laws of the Company, as amended to date, (iv) the Plan and
(v) resolutions of the Board of Directors and stockholders of the Company relating to adoption and amendment of the Plan. In rendering the opinion expressed herein, I have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates purporting to be originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates purporting to be copies, and the legal capacity to sign of all individuals executing documents, instruments and certificates. I have also assumed that all Shares will be issued pursuant to the Plan for a purchase price of not less than $0.01 per share.

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Based upon and subject to the foregoing and to the effectiveness of the
Registration Statement, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plan, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit thereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/  JOEL D. TALCOTT


Joel D. Talcott
Ampex Corporation
Vice President and General Counsel



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